UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Alumis Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ALUMIS INC.
280 East Grand Avenue
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 30, 2025
Dear Alumis Inc. Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Alumis Inc., a Delaware corporation (“we” or “us,” or the “Company”), which will be held on Wednesday, July 30, 2025 at 9:00 a.m. Pacific Time. The Annual Meeting will be virtual, held via live webcast, through which you can listen to the meeting, submit questions and vote online. There is no physical location for the Annual Meeting.
The Annual Meeting will be held for the following purposes:
1.
To elect the two nominees named in the accompanying proxy statement (“Proxy Statement”) to serve as Class I directors until the 2028 Annual Meeting of Stockholders;

2.
To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and

3.
To conduct any other business properly brought before the Annual Meeting or any postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The Annual Meeting can be attended by visiting www.virtualshareholdermeeting.com/ALMS2025 and entering your 16-digit Control Number included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form sent to you. You may log in to the Annual Meeting beginning at 8:45 a.m. Pacific Time, on Wednesday, July 30, 2025. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement.
The record date for the Annual Meeting is June 4, 2025. Only stockholders of record at the close of business on that date are entitled to notice and may vote at the Annual Meeting, or any adjournment or postponement thereof. A stockholder entitled to attend and vote at the Annual Meeting is entitled to appoint one or more proxies to attend and vote instead of him or her at the Annual Meeting, using the proxy card provided or using an electronic proxy card by telephone or via the internet in the manner described in the Proxy Statement. A proxy need not be a stockholder of record.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on Wednesday, July 30, 2025 at 9:00 a.m. Pacific Time via live webcast.

This Notice, the accompanying Proxy Statement and our 2024 Annual Report on Form 10-K, as amended, are available at www.virtualshareholdermeeting.com/ALMS2025. Your vote is important.
Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote in advance via the internet, telephone or mail.

By Order of the Board of Directors
/s/ Martin Babler

Martin Babler
President, Chief Executive Officer
South San Francisco, California
June 16, 2025

You are cordially invited to attend our Annual Meeting via our virtual meeting platform. Whether or not you expect to attend the meeting, please vote over the telephone or the internet prior to the Annual Meeting as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning such proxy card promptly in order to ensure your representation at the Annual Meeting.
Even if you have voted by proxy, you may still vote at the Annual Meeting.

ALUMIS INC.
280 East Grand Avenue
South San Francisco, California 94080
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
July 30, 2025
MEETING AGENDA
Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	7	Plurality of the votes of the shares present by remote communication or represented by proxy duly authorized at the Annual Meeting and entitled to vote in the election of directors. Only votes “For” will affect the outcome of the vote; “withhold” votes will have no effect on the outcome of the vote.	“For” each director nominee
Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2025	18	Majority of the voting power of the shares present by remote communication or represented by proxy and at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on this matter. Accordingly, abstentions will have no effect on the vote. Since brokers have the authority to vote on your behalf with respect to Proposal 2 as a “routine” matter, we do not expect broker non-votes on Proposal 2.	“For”

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Alumis Inc. (sometimes referred to as “we”, “us”, the “Company” or “Alumis”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) via live webcast, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or request to receive a printed set of the proxy materials.
We intend to mail the Notice on or about June 16, 2025 to all stockholders of record entitled to vote at the Annual Meeting. The Notice contains instructions on how to access our Proxy Statement and our 2025 Annual Report on Form 10-K, as amended, on the internet, on how to vote via the internet or by telephone, on how to request a paper copy of our proxy materials by mail and on how to register to attend the Annual Meeting.
Please note that, while our proxy materials are available at the website referenced herein and in the Notice, and our Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website, all references to websites are inactive textual references only and no other information or content contained on our website or the other websites referenced herein is incorporated by reference in or considered to be a part of this document.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request, or had previously requested, a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address for the Annual Meeting, you may (i) visit www.proxyvote.com, (ii) call 1-800-690-6903 or (iii) send an email to sendmaterial@proxyvote.com. Please have your proxy card or Notice in hand when you access the website or call and follow the instructions provided and, if sending an email, please include your control number (discussed below) in the subject line.
What am I voting on?
There are two matters scheduled for a vote:
•
Election of two Class I directors (Proposal 1); and

•
Ratification of the selection by the Audit Committee of our Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2).

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How does the Board recommend I vote on these matters?
Our Board recommends a vote:
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“FOR” the election of each of Srinivas Akkaraju and Sapna Srivastava as Class I directors; and

•
“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

How do I attend the Annual Meeting?
The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/ALMS2025. There is no physical meeting location, and thus you will not be able to attend the Annual Meeting in person.

You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on June 4, 2025, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/ALMS2025 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card or voting instruction form.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares. Please refer to the Q&A “How do I vote?” below for further details.
If you attend the Annual Meeting via live webcast with a Control Number, you will be able to vote at the meeting and submit questions. We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on Wednesday, July 30, 2025.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on June 4, 2025 will be entitled to vote at the Annual Meeting. On the record date, there were 96,004,357 shares of voting common stock (referred to in this Proxy Statement as “common stock”) outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on June 4, 2025 your shares were registered directly in your name with Alumis’ transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on June 4, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting, and may access the meeting and vote by logging in with your Control Number at www.virtualshareholdermeeting.com/ALMS2025. You may also vote prior to the Annual Meeting by logging in with the Control Number on your voting instruction form at www.proxyvote.com.
How do I vote?
For Proposal 1, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the virtual Annual Meeting, or vote in advance by proxy over the telephone, through the internet or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote during the Annual Meeting even if you have already voted by proxy.
•
To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/ALMS2025. You will need to enter the 16-digit Control Number found on your Notice or proxy card.

•
To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on July 29, 2025), you may vote via the internet at www.proxyvote.com; by telephone; or by completing and returning your proxy card or voting instruction form, as described below.

•
To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice or proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on July 29, 2025 to be counted.

•
To vote over the telephone, dial the number provided on the Notice or proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from your Notice or proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on July 29, 2025 to be counted.

•
To vote using the proxy card that may be requested, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form from that organization rather than from us. To vote prior to the meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. You may access and vote at the Annual Meeting by logging in with your Control Number on your voting instruction form at www.virtualshareholdermeeting.com/ALMS2025.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of June 4, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the election of both nominees for director and “For” the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with the NYSE are subject to NYSE rules and, accordingly, the NYSE rules apply to the voting of all shares held in a brokerage account, including shares of a company like ours listed on the Nasdaq Stock Market (“Nasdaq”). In this regard, Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine”

matter under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
Will a list of record stockholders as of the record date be available?
For the ten days ending the day prior to the Annual Meeting, a list of our stockholders of record as of the close of business on the record date will be available for examination by any stockholders of record for a legally valid purpose at our corporate headquarters during regular business hours.
Where can I get technical assistance?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
For the Annual Meeting, how do I ask questions of management and the Board?
We plan to have a Q&A session at the Annual Meeting and include stockholder questions relevant to our business. Stockholders may submit questions during the Annual Meeting after logging in with your Control Number through www.virtualshareholdermeeting.com/ALMS2025.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on all Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card, dated with a later date.

•
You may grant a subsequent proxy by telephone or through the internet.

•
You may send a timely written notice that you are revoking your proxy to Alumis’ Corporate Secretary at 280 East Grand Avenue, South San Francisco, CA 94080. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•
You may vote online during the Annual Meeting. Simply attending the Annual Meeting without voting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided to you by your broker, bank or other agent.

When are stockholder proposals due for next year’s annual meeting of stockholders?
Our stockholders may submit proposals on matters appropriate for stockholder action at annual stockholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such proposals to be included in our proxy materials relating to our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), all applicable requirements of Rule 14a-8 must be satisfied and your proposal must be submitted in writing by February 16, 2026 to our Corporate Secretary at 280 East Grand Avenue, South San Francisco, CA 94080.
However, if the 2026 Annual Meeting is not held between June 30, 2026 and August 29, 2026, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.
If you wish to submit a proposal or nominate a director at the 2026 Annual Meeting but you are not requesting that your proposal or nomination be included in our proxy materials for the 2026 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, your proposal or nomination must delivered to and received by our Corporate Secretary, in writing, at 280 East Grand Avenue, South San Francisco, CA 94080 not later than the close of business on May 1, 2026 nor earlier than April 1, 2026. However, if the 2026 Annual Meeting is not held between June 30, 2026 and August 29, 2026, then your proposal or nomination must be delivered to and received by the Company’s Corporate Secretary, in writing, not earlier than the 120th day prior to the 2026 Annual Meeting and not later than the later of the close of business on the 90th day prior to the 2026 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2026 Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the 2026 Annual Meeting and, therefore, may not be considered at the 2026 Annual Meeting. In addition, as to any proposal that a stockholder intends to present at the 2026 Annual Meeting (other than by inclusion in our proxy materials for the 2026 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act), the proxy solicited by our Board for the 2026 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal for which we have not been provided with timely notice pursuant our bylaws and (ii) any proposal for which we have been provided with timely notice pursuant to our bylaws, unless the stockholder solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) of the Exchange Act.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold,” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes will have no effect and will not be counted towards the vote total for any proposal.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to “non-routine” matters are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE stock exchange rules, and we therefore expect some broker non-votes on this proposal.
How many votes are needed to approve each proposal?
For Proposal 1, the election of directors, the two nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome of the vote. “Withhold” votes and broker non-votes will each have no effect on the outcome.
To be approved, Proposal 2, the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes). Accordingly, abstentions will have no effect on Proposal 2. Since brokers have the authority to vote on your behalf with respect to Proposal 2 as a “routine” matter, we do not expect broker non-votes on Proposal 2.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the record date, there were 96,004,357 shares of common stock outstanding and entitled to vote. Thus, the holders of 48,002,179 shares of common stock must be present in person or virtually or represented by proxy at the Annual Meeting to have a quorum.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us within four business days after the meeting, we intend to first file a Form 8-K publishing preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class has a three-year term, the terms of office of the respective classes expiring in successive years. Vacancies on the Board may only be filled by the affirmative vote of a majority of the remaining directors then in office, and not by our stockholders. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or such director’s earlier death, resignation or removal.
The Board presently has eight members. There are two directors in Class I whose term of office expires at the Annual Meeting: Dr. Akkaraju and Dr. Srivastava. Dr. Akkaraju and Dr. Srivastava were each originally elected as a member of our Board prior to our initial public offering (“IPO”) pursuant to a voting agreement entered into with certain of our stockholders that then terminated in July 2024 upon completion of our IPO.
Each nominee has been nominated for re-election by the Board, at the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”). If elected at the Annual Meeting, each of these nominees would serve until the 2028 Annual Meeting and until his or her successor has been duly elected and qualified or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Our corporate governance guidelines encourage our Board, including each nominee for director, to attend our annual meeting.
The Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Governance Committee views as critical to effective functioning of the Board. The Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the boardroom. The brief biographies below include information, as of June 16, 2025, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members. The Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Governance Committee evaluates any other director candidate.
Our Board undertakes a self-evaluation process to critically evaluate its performance and effectiveness. Additionally, each committee conducts a self-evaluation to monitor its performance and effectiveness. The process is coordinated by the Governance Committee. Board members are asked to provide commentary regarding a variety of topics, including the following: overall Board performance, including oversight of strategy, challenges and opportunities; Board culture, effectiveness and accountability; Board composition and committee structure and performance; Board meeting logistics and materials, including access to management, external resources and experts; risk oversight; and succession planning. In addition, committee members are also asked to provide commentary regarding, among other things, their respective committee’s effectiveness in addressing matters delegated to it in its charter; committee composition and committee meeting logistics and materials. The results of the evaluations are aggregated and summarized and discussed at Board and committee meetings. As part of the review of the results of the evaluations for 2024, the Board concluded that the Board and its committees are operating effectively.
Nominees to the Board of Directors
The nominees and their ages as of June 16, 2025, the class in which they are being nominated, Board committee memberships and length of Board service are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board at this time.
Name of Director Nominee	Class	Age	Position	Director Since
Srinivas Akkaraju, M.D., Ph.D.(1)	I	57	Director	March 2024
Sapna Srivastava, Ph.D.(2)	I	54	Director	May 2022

(1)
Member of the Audit Committee.

(2)
Member of the Governance Committee.

Srinivas Akkaraju, M.D., Ph.D. has served as a member of our Board since March 2024. Dr. Akkaraju is a founder and managing member of Samsara BioCapital, a venture capital firm, a position he has held since March 2017. From April 2013 to February 2016, Dr. Akkaraju served as a general partner of Sofinnova Ventures, a venture capital firm. From January 2009 to April 2013, Dr. Akkaraju served as managing director of New Leaf Venture Partners, a venture capital firm. Dr. Akkaraju presently serves on the board of directors of vTv Therapeutics Inc., Scholar Rock Holding Corporation, Mineralys Therapeutics, Inc., Inventiva S.A. and Syros Pharmaceuticals, Inc., and numerous private biopharmaceutical companies. During the past five years, he served as a director of Chinook Therapeutics, Inc., Jiya Acquisition Corp., Aravive, Inc. (formerly Versartis, Inc.), Intercept Pharmaceuticals, Inc., Principia Biopharma Inc., and Seagen, Inc. Dr. Akkaraju received an M.D. and a Ph.D. in Immunology from Stanford University and undergraduate degrees in Biochemistry and Computer Science from Rice University. We believe that Dr. Akkaraju’s extensive investment experience in the biopharmaceutical industry, as well as his scientific background and experience on numerous public and private company boards of directors make him well qualified to serve as a member of our Board.
Sapna Srivastava, Ph.D. has served as a member of our Board since August 2022. From March 2021 to October 2021, Dr. Srivastava served as the interim Chief Financial Officer at eGenesis, Inc., a biopharmaceutical company. From September 2017 to January 2019, Dr. Srivastava served as the Chief Financial and Strategy Officer at Abide Therapeutics, Inc., a biopharmaceutical company acquired by H. Lundbeck A/S in 2019. From April 2015 to December 2016, Dr. Srivastava served as the Chief Financial and Strategy Officer at Intellia Therapeutics, Inc., a gene editing company. Previously, for nearly 15 years, Dr. Srivastava was a senior biotechnology analyst at Goldman Sachs, Morgan Stanley, and ThinkEquity Partners, LLC. Dr. Srivastava began her career as a research associate at JP Morgan. Dr. Srivastava currently serves on the board of directors of the following public biopharmaceutical companies: Tourmaline Bio, Inc., Aura Biosciences, Inc., Innoviva, Inc. and Nuvalent, Inc. Dr. Srivastava holds a Ph.D. from New York University School of Medicine and a B.Sc. from St. Xavier’s College, University of Bombay. We believe that Dr. Srivastava’s experience in the pharmaceutical industry makes her well qualified to serve as a member of our Board.
The Board of Directors Recommends a Vote In Favor Of Each Named Nominee.

Continuing Directors
Continuing directors, and their ages as of June 16, 2025, the class in which they belong, committee memberships and length of Board service are provided in the table below. Additional biographical descriptions of each director are set forth in the text below the table.
Name of Director Nominee	Class	Age	Position	Director Since
Martin Babler	III	60	President and Chief Executive Officer, Chairman of the Board	September 2021
Alan B. Colowick, M.D., M.P.H.(1)(3)	III	63	Director	December 2021
Patrick Machado, J.D.(1)(2)	III	61	Director	June 2024
James B. Tananbaum, M.D.(3)	II	62	Director	January 2021
Lynn Tetrault, J.D.(3)	II	63	Director	May 2025
Zhengbin (Bing) Yao, Ph.D.(2)	II	59	Director	September 2021

(1)
Member of the Audit Committee.

(2)
Member of the Governance Committee

(3)
Member of the Compensation Committee

Martin Babler has served as our President, Chief Executive Officer and Chairman of our Board since September 2021. From April 2011 until October 2020, he served as President and Chief Executive Officer at Principia Biopharma Inc., a biotechnology company acquired by Sanofi S.A. From December 2007 to April 2011, Mr. Babler served as President and Chief Executive Officer of Talima Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company, most notably as Vice President, Immunology Sales and Marketing. Mr. Babler presently serves on the board of directors of biopharmaceutical companies, Prelude Therapeutics Inc. and 89bio Inc., and previously served on the board of directors of Sardona Therapeutics, Inc. Mr. Babler received a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Babler’s industry and leadership roles, and his knowledge of Alumis as Chief Executive Officer, makes him well qualified to serve on our Board.
Alan B. Colowick, M.D., M.P.H. has served as a member of our Board since January 2022. Since April 2021, Dr. Colowick has served as the Senior Managing Director of Matrix Capital Management Company. From May 2017 to January 2021, Dr. Colowick served as a private equity partner at Sofinnova Ventures. From 2010 to 2017, Dr. Colowick held various positions at Celgene Corporation, a pharmaceutical company, including Executive Vice President. From 2008 to 2010, Dr. Colowick was the Chief Executive Officer at Gloucester Pharmaceuticals, Inc., a pharmaceutical company, until its acquisition by Celgene in 2010. From 2006 to 2008, Dr. Colowick was President of Oncology for Geron Corporation, a biotechnology company, and from 2005 to 2006 was Chief Medical Officer of Threshold Pharmaceuticals, a pharmaceutical company. From 1999 to 2005, Dr. Colowick held various positions at Amgen Inc., a biopharmaceutical company. Dr. Colowick currently serves as a member on the board of directors of multiple private companies and previously served as a member on the board of directors of ACELYRIN, Inc. from November 2021 to May 2025. Dr. Colowick completed specialty training in Hematology-Oncology at the Dana Farber Cancer Institute/Brigham and Women’s Hospital. Dr. Colowick received a M.D. from Stanford University, a M.P.H from Harvard University, and a B.S. in Molecular Biology from the University of Colorado. We believe that Dr. Colowick’s extensive professional experience, as well as financial understanding of the biotechnology industry, provide him with the qualifications and skills to serve as a member of our Board.
Patrick Machado, J.D. has served as a member of our Board since June 2024. Mr. Machado was a co-founder of Medivation, Inc., a biopharmaceutical company, and served as its chief business officer from December 2009 to April 2014 and as its chief financial officer from December 2004 until his retirement in March 2014. From 1998 to 2001, Mr. Machado worked with ProDuct Health, Inc., a medical device company, as senior vice president, chief financial officer and earlier as general counsel. Upon ProDuct Health Inc.’s acquisition by Cytyc Corporation, a diagnostic and medical device company, he served as a consultant to

Cytyc Corporation to assist with transitional matters from 2001 to 2002. Earlier in his career, Mr. Machado worked for Morrison & Foerster LLP, an international law firm, and for the Massachusetts Supreme Judicial Court. Mr. Machado serves as chair of the board of directors of Adverum Biotechnologies, Inc., and as a member of the boards of directors of Arcus Biosciences, Inc. and Xenon Pharmaceuticals, Inc., both of which are publicly traded biopharmaceutical companies. Mr. Machado also chairs the board of directors of Prota Therapeutics, and is a member of the board of directors of Avenzo Therapeutics, both of which are privately held biopharmaceutical companies. Mr. Machado previously served on the board of directors of public traded companies, such as ACELYRIN, Inc. from April 2021 to May 2025, Chimerix, Inc. from June 2014 to June 2024, Turnstone Biologics Inc. from August 2018 to April 2024, Turning Point Therapeutics, Inc. from May 2019 to September 2022, Endocyte, Inc. from February 2018 to December 2018, Axovant Sciences, Inc. from June 2017 to February 2018, SCYNEXIS, Inc. from September 2015 to June 2019, Medivation, Inc. from April 2014 to September 2016; Inotek Pharmaceuticals Corporation (now Rocket Pharmaceuticals, Inc.) from August 2016 to January 2018 and Principia Biopharma Inc. from June 2019 to September 2020; and on the board of directors of privately held companies such as Roivant Sciences, Ltd. from October 2016 to June 2022, and Therachon AG from January 2019 to July 2019. Mr. Machado received a J.D. from Harvard Law School and a B.A. in German and a B.S. in Economics from Santa Clara University. We believe that Mr. Machado’s extensive experience dealing with the operational and financial issues of biopharmaceutical companies provide him with the qualifications and skills to serve on our Board.
James B. Tananbaum, M.D. has served as a member of our Board since May 2021. Dr. Tananbaum is currently the President, Chief Executive Officer and a director of Foresite Capital Management, a U.S.-focused healthcare investment firm, which he founded in 2010. From 2000 to 2010, Dr. Tananbaum served as Co-Founder and Managing Director of Prospect Venture Partners L.P. II and III, healthcare venture partnerships. Dr. Tananbaum was also the Founder of GelTex, Inc. in 1991, an intestinal medicine pharmaceutical company acquired by Sanofi-Genzyme, and Theravance, Inc. in 1997 (now Theravance Biopharma, Inc., a diversified biopharmaceutical company focused on organ-selective medicines, and Innoviva, Inc., a respiratory-focused healthcare asset management company partnered with Glaxo Group Limited). Dr. Tananbaum presently serves on the board of directors of Fabric Genomics, Inc., among other companies. During the past five years, Dr. Tananbaum served on the boards of directors of Quantum-SI Incorporate, Gemini Therapeutics, Inc., 10X Genomics, Inc., and Kinnate Biopharma Inc., among other companies. Dr. Tananbaum received an M.D. and an M.B.A. from Harvard University, and a B.S. and a B.S.E.E. from Yale University in Applied Math and Computer Science. We believe Dr. Tananbaum’s significant executive leadership experience and experience in the healthcare industry make him well qualified to serve as a member of our Board.
Lynn Tetrault, J.D. has served as a member of our Board since May 2025. Ms. Tetrault currently serves as the Chair of the board of directors of NeoGenomics, Inc., and has been a member of its board of directors since 2015. Ms. Tetrault has also served as a member of the board of directors of Rhythm Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, since 2020 and previously served as a member of the board of directors of ACELYRIN, Inc. from December 2023 until May 2025. Previously, Ms. Tetrault served in a variety of executive roles at AstraZeneca PLC from 1993 to 2014 including most recently as Executive Vice President of Human Resources and Corporate Affairs from 2007 to 2014. Ms. Tetrault has a B.A. from Princeton University and a J.D. from the University of Virginia Law School. We believe Ms. Tetrault’s decades of experience in the pharmaceutical industry makes her well qualified to serve as a member of our Board.
Zhengbin (Bing) Yao, Ph.D. has served as a member of our Board since June 2021. From May 2021 to the present, Dr. Yao served as the Chief Executive Officer and chairman of the board of directors of ArriVent Biopharma, a biotechnology company. From March 2018 to March 2021, Dr. Yao served as the Chief Executive Officer, President, and from January 2019 to March 2021 also as chairman of the board of directors of Viela Bio, Inc., a biotechnology company, until it was acquired by Horizon Therapeutics in March 2021. From October 2010 to February 2018, Dr. Yao served as Senior Vice President, Head of Respiratory, Inflammation, Autoimmune iMED at MedImmune, the biologics division of AstraZeneca plc and from October 2015 to February 2018 also as Senior Vice President, Head of Immuno-Oncology Franchise. From March 2008 to September 2010, Dr. Yao served as Head of PTL for Immunology, Infectious Diseases, Neuroscience, and Metabolic Disease at Genentech, Inc., a biopharmaceutical company. From October 2000 to September 2007, Dr. Yao held various leadership roles at Tanox Inc., a biopharmaceutical company, and was Vice President and Head of Research before it was acquired by Genentech, Inc. in 2007. Dr. Yao currently serves on the board of directors of Visen Pharmaceuticals, a biopharmaceutical company, and Nikang Therapeutics, Inc., a biotechnology company. Dr. Yao received his Ph.D. in Microbiology and Immunology from the University of Iowa and M.S. in Immunology from Anhui Medical University in Anhui, China. We believe Dr. Yao’s significant experience in the biopharmaceutical industry, particularly in autoimmune disease, and his experience serving as a chief executive officer of a publicly traded biotechnology company make him well qualified to serve as a member of our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
Under The Nasdaq Stock Market (“Nasdaq”) listing standards (“Nasdaq Listing Rules”), independent directors must comprise a majority of a listed company’s board of directors within one year of the listing date. In addition, Nasdaq requires that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management or our independent auditors, and all other facts and circumstances our Board deemed relevant including the beneficial ownership of our common stock, our Board has affirmatively determined that none of our directors, other than Martin Babler, has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the Nasdaq Listing Rules. Our Board has determined that Martin Babler is not an independent director by virtue of his service as our Chief Executive Officer. Accordingly, a majority of our directors are independent as required under applicable Nasdaq Listing Rules. In addition, the Board has determined that each member of the Audit Committee, Compensation Committee and Governance Committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company.
Board Leadership Structure
Our Board maintains the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.
At this time, the Board believes that our current Chief Executive Officer is best situated to serve as Chairman of the Board. Mr. Babler is highly knowledgeable and has long-standing experience with respect to our business, operations and industry and ongoing executive responsibility for the Company. Mr. Babler is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. In addition, Mr. Babler offers a robust understanding of the risks facing the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the Chief Executive Officer to effectively communicate the Board’s view to management.
The Board appointed Dr. Srivastava as the lead independent director in June 2025 to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/ Chairman: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Chairman, act as liaison between the Chairman and the independent directors, preside over meetings of the independent directors and consult with the Chairman in planning and setting schedules and agendas for Board meetings to be held during the year. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.
Director Commitments
The Board believes that all members of the Board should have sufficient time and attention to devote to Board duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to Board duties, the Governance Committee and the Board consider, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of public company boards.
The Board believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of directors.
Role of the Board of Directors in Risk Oversight
One of the key functions of the Board is to oversee our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us.
The Board also focuses on emerging risks, as well as risk mitigation strategies. Our Audit Committee has the responsibility to consider and discuss, with management and our independent auditors, the major financial risk exposures and the steps our management should take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, as well as cyber-security risk, in addition to overseeing our internal control over financial reporting and disclosure controls and procedures. Our Compensation Committee also assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking.
Meetings of the Board of Directors
The Board met twelve times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
As required under applicable Nasdaq listing standards, in fiscal 2024, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.
Information Regarding Committees of the Board of Directors
The Board has established three standing committees: an Audit Committee, a Compensation Committee and a Governance Committee. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time. Copies of the written charters of each standing committee are available in the “Corporate

Governance” section of our investor website at www.investors.alumis.com. The following table provides current membership and meeting information for the year ended December 31, 2024 for each of these standing committees:
Name	Audit	Compensation	Governance
Martin Babler
Srinivas Akkaraju, M.D., Ph.D.(1)	X
Alan B. Colowick, M.D., M.P.H.	X	X*
Patrick Machado, J.D.(2)	X*		X
Sapna Srivastava, Ph.D.			X*
James B. Tananbaum, M.D.		X
Lynn Tetrault, J.D.(3)		X
Zhengbin Yao, Ph.D.(4)			X
Total meetings in fiscal year 2024	3	7	0

*
Designates Committee Chairperson

(1)
Dr. Akkaraju was appointed to the Audit Committee effective June 21, 2024.

(2)
Mr. Machado was appointed to the Audit Committee and the Governance Committee effective June 21, 2024.

(3)
Ms. Tetrault was appointed to the Compensation Committee effective June 3, 2025.

(4)
Dr. Yao ceased serving on the Compensation Committee and was appointed to the Governance Committee effective June 3, 2025.

Audit Committee
Our Audit Committee currently consists of Patrick Machado, Alan Colowick and Srinivas Akkaraju, each of whom satisfies the independence requirements under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of the Audit Committee is Patrick Machado, who qualifies as an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm. Specific responsibilities of our Audit Committee include:
•
helping the Board oversee our corporate accounting and financial reporting processes;

•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related person transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•
approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the consolidated audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the consolidated audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Patrick Machado, J.D.
Srinivas Akkaraju, M.D., Ph.D.
Alan B. Colowick, M.D., M.P.H.
Compensation Committee
Our Compensation Committee currently consists of Alan Colowick, James Tananbaum and Lynn Tetrault. On June 3, 2025, Zhengbin Yao stepped down from the Compensation Committee. The chair of the Compensation Committee is Alan Colowick. The Board has determined that each of Dr. Colowick, Dr. Tananbaum, Ms. Tetrault and Dr. Yao is independent under the Nasdaq Listing Rules.
The primary purpose of our Compensation Committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers and directors. Specific responsibilities of our Compensation Committee include:
•
reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;

•
reviewing and recommending to the Board the compensation paid to our directors;

•
reviewing and approving the compensation arrangements with our executive officers and other senior management;

•
administering our equity incentive plans and other benefit programs;

•
reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•
reviewing, evaluating and recommending to the Board succession plans for our executive officers; and

•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation strategy, including base salary, incentive compensation and equity-based grants, to assure that it promotes stockholder interests and supports our strategic and tactical objectives, and that it provides for appropriate rewards and incentives for our management and employees.

Governance Committee
Our Governance Committee currently consists of Sapna Srivastava, Patrick Machado and Zhengbin Yao. The chair of our Governance Committee is Sapna Srivastava. The Board has determined that each member of the Governance Committee is independent under the Nasdaq Listing Rules.

Specific responsibilities of our Governance Committee include:
•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

•
considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

•
instituting plans or programs for the continuing education of the Board and orientation of new directors;

•
developing and making recommendations to the Board regarding corporate governance guidelines and matters; and

•
overseeing periodic evaluations of the Board’s performance, including committees of the Board and management.

Stockholder Communications with the Board of Directors
Stockholders wishing to communicate with our Board or an individual director may send a written communication to the Board or such director c/o Alumis Inc., 280 East Grand Avenue, South San Francisco, California 94080, Attention: Chief Legal Officer. The Chief Legal Officer will review each communication. The Chief Legal Officer will forward such communication to the Board or to any individual director to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Chief Legal Officer shall discard the communication or inform the proper authorities, as may be appropriate.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted under the “Corporate Governance” section of our investor website at www.investors.alumis.com. We intend to disclose on our website any future amendments to our Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Business Conduct and Ethics.
Corporate Governance Guidelines
In 2024, the Board documented the governance practices for its conduct and operation by adopting corporate governance guidelines. The guidelines are meant to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and our management with those of our stockholders. The corporate governance guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board standing committees, Board meetings and involvement of senior management, and Chief Executive Officer performance evaluation and succession planning. The corporate governance guidelines are available under the “Corporate Governance” section of our investor website at www.investors.alumis.com.
Insider Trading Policy
We have adopted an insider trading policy applicable to our directors, officers and employees and other covered persons, governing the purchase, sale and other dispositions of our securities (the “Insider Trading Policy”). We believe that the Insider Trading Policy is reasonably designed to promote compliance with applicable U.S. insider trading laws, rules and regulations, and listing standards applicable to us. The Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Our Insider Trading Policy prohibits our directors, officers and employees and other covered persons from engaging in derivatives securities or hedging transactions, including prepaid variable forwards, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 2022. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and voting affirmatively or negatively on the matter at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.
Independent Registered Public Accounting Firm Fees and Services
In connection with the audit of our 2024 financial statements, we entered into an engagement agreement with PricewaterhouseCoopers LLP, which sets forth the terms under which PricewaterhouseCoopers LLP performed audit services for the Company.
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2024 and December 31, 2023 by PricewaterhouseCoopers LLP, our independent registered public accounting firm (in thousands).
	Fiscal Year Ended December 31,
	2024	2023
Audit Fees(1)	$1,691	$786
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2	3
Total Fees	$1,693	$789

(1)
“Audit Fees” consist of fees in connection with the audit of our annual consolidated financial statements, including the audited financial statements as well as other financial statements presented in our Registration Statement on Form S-1 filed with the SEC in connection with our IPO, the audited financial statements presented in our 2024 Annual Report on Form 10-K and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years. Included in the fiscal year 2024 Audit Fees are fees billed in connection with our IPO.

(2)
“All Other Fees” consist of subscription fees to the online library of disclosure checklists and accounting research literature.

All fees described above were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures
The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. Pursuant to the policy, the Audit Committee delegated specific pre-approval authority to the chairperson of the Audit Committee, concurrent with the Audit Committee’s authority, to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $100,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service, but the chairperson’s exercise of such authority must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
The Board of Directors Recommends a Vote In Favor Of Proposal 2.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of June 16, 2025.
Name	Age	Position(s)
Martin Babler	60	President, Chief Executive Officer and Chairman of the Board
Mark Bradley	60	Chief Development Officer
Jörn Drappa, M.D., Ph.D.	61	Chief Medical Officer
David M. Goldstein, Ph.D.	59	Chief Scientific Officer
Roy Hardiman	65	Chief Business and Strategy Officer
John Schroer	59	Chief Financial Officer
Sara Klein	61	Chief Legal Officer and Corporate Secretary
Derrick Richardson	55	Senior Vice President of People and Culture
Martin Babler.   Biographical information regarding Mr. Babler is set forth above under the heading “Proposal 1: Election of Directors — Continuing Directors.”
Mark Bradley has served as our Chief Development Officer since May 2021. From November 2020 to March 2021, Mr. Bradley served as Senior Vice President and Site Head at The Bristol-Myers Squibb Company, a biopharmaceutical company, after its acquisition of MyoKardia, Inc., a precision medicine company focused on treating cardiovascular diseases, in November 2020. From November 2017 to November 2020, Mr. Bradley held roles of increasing responsibility at MyoKardia, most recently as Senior Vice President, Development. From 2004 to 2017, Mr. Bradley held roles of increasing responsibility at Genentech, Inc., a biopharmaceutical company, most recently as Head, Business Management gRED Clinical Operations. Mr. Bradley began his career at UCSF in public health research. Mr. Bradley received an M.A. and B.A. from University of California, Berkeley.
Jörn Drappa, M.D., Ph.D., has served as our Chief Medical Officer and Head of Research and Development since September 2022. From February 2018 to March 2021, Dr. Drappa served as the Chief Medical Officer and Head of Research and Development at Viela Bio, Inc., a biotechnology company. From May 2011 to February 2018, Dr. Drappa served in various roles at MedImmune, the biologics division of AstraZeneca plc, including as Vice President of Clinical Development. From August 2008 to May 2011, Dr. Drappa served as Senior Medical Director for the Inflammation and Autoimmune assets at Genentech, Inc., a biopharmaceutical company. Dr. Drappa received his M.D. and a Ph.D. from the University of Cologne in Germany. He performed his postgraduate studies at Cornell Medical School/Hospital for Special Surgery, followed by residency at New York Hospital and rheumatology fellowship at the Hospital for Special Surgery.
David M. Goldstein, Ph.D., has served as our Chief Scientific Officer since September 2021. From September 2020 to September 2021, Dr. Goldstein served as Site Head and Chief Scientific Officer of Principia Biopharma Inc., a biopharmaceutical company acquired by Sanofi S.A.in September 2020. From March 2016 to September 2020, Dr. Goldstein served in various roles at Principia Biopharma Inc., including as the Chief Scientific Officer from March 2016 to September 2020. From July 1994 to February 2011, Dr. Goldstein held positions of increasing responsibility at Roche Holding AG, a pharmaceutical company, most recently serving as Senior Director, Medicinal Chemistry and Head of Inflammation Chemistry. Dr. Goldstein was also previously a Consulting Assistant Professor at Stanford University. Dr. Goldstein received a Ph.D. in chemistry from the University of Virginia and a B.A. in chemistry from Franklin and Marshall College.
Roy Hardiman has served as our Chief Business and Strategy Officer since January 2025, Chief Business Officer since September 2024, and as Chief Business and Legal Officer from September 2021 to September 2024. From January 2015 to September 2020, Mr. Hardiman served as the Chief Business Officer and Chief Legal Officer of Principia Biopharma Inc., a biotechnology company acquired by Sanofi S.A. in 2020. From 2010 to 2012, Mr. Hardiman was a director of Pharmacyclics Inc., a biopharmaceutical company, and chaired its Nominating and Corporate Governance Committee. From 1990 to 2009,

Mr. Hardiman held leadership positions at Genentech, Inc., a biopharmaceutical company, including Vice President of Alliance Management, Vice President, Corporate Law and Assistant Secretary, Director and Far East Representative, Business Development. From 1987 to 1990, Mr. Hardiman was an attorney at Morrison & Foerster LLP. Mr. Hardiman received his J.D. from University of California, Los Angeles School of Law, his M.A. in Biology and his B.A. in pharmacology from University of California, Santa Barbara.
John Schroer has served as our Chief Financial Officer since May 2022. From February 2021 to February 2022, Mr. Schroer served as Chief Financial Officer at ArsenalBio Inc., a biotechnology company. From May 2018 to December 2020, Mr. Schroer served as Chief Financial Officer and Treasurer at Translate Bio, Inc., a biotechnology company acquired by Sanofi S.A. in 2021. From January 2014 to April 2018, Mr. Schroer served as a director and sector head  — healthcare at Allianz Global Investors, a global asset management company. From 2009 to December 2013, Mr. Schroer served as President and Chief Investment Officer at Schroer Capital, LP, a financial services company that he founded. Mr. Schroer received a B.S. in History and International Relations and an M.B.A. from the University of Wisconsin-Madison.
Sara Klein has served as our Chief Legal Officer and Corporate Secretary since September 2024 and served as our General Counsel and Corporate Secretary from January 2022 to September 2024. Prior to joining Alumis, Ms. Klein served in various roles at Principia Biopharma Inc., a biotechnology company acquired by Sanofi S.A. in September 2020, including Head of Legal from January 2021 to July 2021, Senior Vice President, Legal from December 2019 to January 2021, and Vice President, Legal from May 2018 to December 2019. From November 2001 to May 2018, Ms. Klein was in the private practice of law representing life science and technology companies. From 1993 to 1998, Ms. Klein served as corporate counsel and senior corporate counsel at Genentech, Inc., a biopharmaceutical company. From 1990 to 1993, Ms. Klein was an attorney at the law firm of Baker & McKenzie LLP. Ms. Klein holds a J.D. from UC Law San Francisco (formerly U.C. Hastings College of the Law) and a B.A in political science and French from Middlebury College.
Derrick Richardson has served as our Senior Vice President of People and Culture since June 2023. From April 2023 to June 2023, Mr. Richardson served as our Vice President of People and Culture. From January 2022 to April 2023, Mr. Richardson served as our Vice President and Head of Program and Portfolio Management. From November 2020 to December 2021, Mr. Richardson served as the Head of Cardiovascular Late-Stage Project Management at The Bristol-Myers Squibb Company, a biopharmaceutical company, after its acquisition of MyoKardia, Inc., a precision medicine company focused on treating cardiovascular diseases, in November 2020. From April 2020 to November 2020, Mr. Richardson served as Executive Director and Head of Project Management at MyoKardia, and consulted for MyoKardia from October 2018 to April 2020. From February 2016 to October 2018, Mr. Richardson served as a Consulting Project Manager at Genentech, Inc. Mr. Richardson received an M.S. in Mechanical Engineering from Cornell University and a B.S. in Product Design Engineering from Stanford University.
Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier death, resignation or removal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our capital stock as of June 4, 2025 by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of its common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 96,004,357 shares of our common stock eligible to vote and 7,184,908 shares of our non-voting common stock outstanding as of June 4, 2025. We have deemed the number of shares of common stock that a person has the right to acquire within 60 days after the date of this table (which includes the number of shares of non-voting common stock owned by such person to the extent they can be converted to common stock within 60 days after the date of this table), to be outstanding and to be beneficially owned by the person for the purpose of computing the percentage ownership of that person. We do not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The table below does not reflect 7,184,908 shares of non-voting common stock held by affiliated holders subject to an ownership limitation in our amended and restated certificate of incorporate that prevents the conversion of such shares if, upon conversion, the converting holder and its affiliates would beneficially own in the aggregate, directly or indirectly, shares of voting common stock in excess of 4.99% of all shares outstanding at such time. The restriction can be waived by the holders upon 61 days’ prior written notice to us.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Alumis Inc., 280 East Grand Avenue, South San Francisco, CA 94080.
	Voting Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Total Voting Power
Greater than 5% Stockholders:
AyurMaya Capital Management Fund, LP(1)	15,139,707	15.8%
Entities affiliated with Foresite Capital Management(2)	15,197,954	15.8%
Samsara BioCapital, L.P.(3)	4,801,370	5.0%
Directors and Named Executive Officers:
Martin Babler(4)	2,470,425	2.5%
David Goldstein, Ph.D.(5)	732,968	*
Roy Hardiman(6)	681,633	*
Srinivas Akkaraju, M.D., Ph.D.(3)	4,801,370	5.0%
Alan Colowick, M.D., M.P.H.(7)	15,158,111	15.8%
Patrick Machado, J.D.(8)	150,115	*
Sapna Srivastava, Ph.D.(9)	39,572	*
James B. Tananbaum, M.D.(2)	15,197,954	15.8%
Lynn Tetrault, J.D.(10)	64,331	*
Zhengbin Yao, Ph.D.(11)	38,146	*
All directors and executive officers as a group (15 persons)(12)	41,268,619	40.7%

*
Represents beneficial ownership of less than 1%.

(1)
This information is as of June 4, 2025 and is based solely on information contained in the Schedule 13D/A filed with the SEC on May 23, 2025 by AyurMaya Capital Management Company, LP (the Investment Manager) and David E. Goel. The shares consist of 15,139,707 shares of common stock held by the Investment Manager. The Investment Manager, a Delaware limited partnership, serves as the investment advisor to AyurMaya Capital Management Fund, LP (AyurMaya Fund) with respect to the securities directly held by the AyurMaya Fund. Mr. Goel serves as the Managing Member of AyurMaya Capital Management Company GP, LLC, the general partner of the Investment Manager, and may be deemed to hold voting and dispositive power with respect to the securities directly held by the AyurMaya Fund. Alan Colowick, a Senior Managing Director of Matrix Capital Management Company LP, an affiliate of the Investment Manager, serves on our Board. The business address for each of the AyurMaya Fund, the Investment Manager and Mr. Goel is c/o AyurMaya Capital Management LP, Bay Colony Corporate Center, 1000 Winter St., Suite 4500, Waltham, MA 02451.

(2)
This information is as of June 4, 2025 and is based solely on information contained in the Schedule 13D/A filed with the SEC on May 7, 2025 by Foresite Capital Fund VI, L.P. (Fund VI), Foresite Capital Management VI, LLC (FCM VI), Foresite Capital Fund V, L.P. (Fund V), Labs Co-Invest V, LLC (Labs Co-Invest), Foresite Capital Management V, LLC (FCM V), Foresite Capital Opportunity Fund V, L.P. (Opportunity Fund V), Foresite Capital Opportunity Management V, LLC (FCOM V), Foresite Labs Fund I, L.P. (Labs Fund I), Foresite Labs Management I, LLC (FLM I), Foresite Labs Affiliates 2021, LLC (Labs Affiliates), Foresite Labs, LLC (Labs) and James B. Tananbaum. The shares consist of (i) 4,247,670 shares of common stock held by Fund VI, (ii) 5,584,889 shares of common stock held by Fund V, (iii) 194,459 shares held by Labs Co-Invest, (iv) 2,034,129 shares held by Opportunity Fund V, (v) 1,960,337 shares held by Labs Fund I, and (vi) 1,176,470 shares held by Labs Affiliates. James B. Tananbaum, M.D., is a member of our Board. FCM V is the general partner of Fund V and may be deemed to have sole voting and dispositive power over the shares held by Fund V; FCM VI is the general partner of Fund VI and may be deemed to have sole voting and dispositive power over the shares held by Fund VI; FCOM V is the general partner of Opportunity Fund V and may be deemed to have sole voting and dispositive power over the shares held by Opportunity Fund V; FCM V is the managing member of Labs Co-Invest may be deemed to have sole and dispositive power over the shares held by Labs Co-Invest; Foresite Labs, LLC is the managing member of Labs Affiliates may be deemed to have sole and dispositive power over the shares held by Labs Affiliates; and FLM I is the general partner of Labs Fund I may be deemed to have sole and dispositive power over the shares held by Labs Fund. Dr. Tananbaum is the managing member of FCM V, FCM VI, FCOM V and FLM I and may be deemed to have sole voting and dispositive power over shares held by Fund VI, Fund V, Labs Co-Invest, Opportunity Fund V and Labs Fund I. Dr. Tananbaum is the manager of Labs, the managing member of Labs Affiliates, and may be deemed to have sole voting and dispositive power over the shares held by Labs Affiliates. Each entity and Dr. Tananbaum disclaims beneficial ownership of these shares except to the extent of their respective pecuniary interests therein. The business address of Dr. Tananbaum and each of the entities listed above is 900 Larkspur Landing Circle, Suite 150, Larkspur, CA 94939.

(3)
This information is as of June 4, 2025 and is based solely on information contained in the Schedule 13D filed with the SEC on May 23, 2025 by Samsara BioCapital, L.P. (Samsara LP), Samsara BioCapital GP, LLC (Samsara GP) and Dr. Srinivas Akkaraju. Samsara GP is the general partner of Samsara LP. Dr. Akkaraju, as the managing member of Samsara GP, shares voting and investment authority over the shares held by Samsara LP. Dr. Akkaraju is a member of our Board. The business address of Dr. Akkaraju and each of the entities listed above is 628 Middlefield Road, Palo Alto, CA 94301. Samsara GP disclaims beneficial ownership in these shares except to the extent of its respective pecuniary interest therein.

(4)
Consists of (i) 106,454 shares of common stock held of record by the Martin Babler revocable trust UAD October 25, 2006, for which Martin Babler serves as a trustee, and (ii) 2,363,971 shares of common stock subject to options that are exercisable with 60 days of June 4, 2025. Mr. Babler holds sole voting and dispositive power with respect to the shares held by the Martin Babler revocable trust UAD

October 25, 2006. Includes 478,288 shares of common stock subject to option awards granted under 2024 Performance Option Plan (the “2024 POP”) that are early exercisable only upon satisfaction of the Performance Condition (as defined in “Executive and Director Compensation — Outstanding Equity Awards at Fiscal Year End” below).
(5)
Consists of (i) 207,903 shares of common stock held of record by the Baily Goldstein Living Trust dated March 4, 2014, for which Dr. Goldstein serves as a trustee, (ii) 8,994 shares of common stock held of record by family members of Dr. Goldstein residing in his primary residence and (iii) 516,071 shares of common stock subject to options that are exercisable with 60 days of June 4, 2025. Dr. Goldstein holds shared voting and dispositive power with respect to the shares held by the Baily Goldstein Living Trust dated March 4, 2014. Includes 206,074 shares of common stock subject to option awards granted under our 2024 POP that are early exercisable only upon satisfaction of the Performance Condition.

(6)
Consists of (i) 175,401 shares of common stock held of record by Mr. Hardiman, (ii) 6,417 shares of common stock held of record by family members of Mr. Hardiman residing in his primary residence, and (iii) 499,815 shares of common stock subject to options that are exercisable within 60 days of June 4, 2025. Includes 206,074 shares of common stock subject to option awards granted under our 2024 POP that are early exercisable only upon satisfaction of the Performance Condition.

(7)
Consists of (i) 18,404 shares of common stock held by The Colowick Trust, for which Dr. Colowick serves as trustee, and (ii) the shares of common stock described in footnote (1) above, over which Dr. Colowick may be deemed to hold voting and dispositive power.

(8)
Consists of (i) 7,064 shares of common stock held of record by Mr. Machado and (ii) 143,051 shares of common stock subject to options that are exercisable within 60 days of June 4, 2025.

(9)
Consists of 39,572 shares of common stock subject to options that are exercisable within 60 days of June 4, 2025.

(10)
Consists of 64,331 shares of common stock subject to options that are exercisable within 60 days of June 4, 2025.

(11)
Consists of (i) 23,529 shares of common stock held of record by Dr. Yao and (ii) 14,617 shares of common stock subject to options that are exercisable within 60 days of June 4, 2025.

(12)
Consists of (i) 35,789,023 shares of common stock beneficially owned by our current executive officers and directors and (ii) 5,479,596 shares of common stock subject to options that are exercisable within 60 days of June 4, 2025. Includes 1,273,482 shares of common stock subject to option awards granted under our 2024 POP that are early exercisable only upon satisfaction of the Performance Condition.

EXECUTIVE AND DIRECTOR COMPENSATION
Our named executive officers, including our principal executive officer and the two most highly compensated executive officers, as of December 31, 2024, were:
•
Martin Babler, our President and Chief Executive Officer;

•
David Goldstein, Ph.D., our Chief Scientific Officer; and

•
Roy Hardiman, our Chief Business and Strategy Officer.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024 and 2023, as applicable.
Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Martin Babler President, Chief Executive Officer and Director	2024	605,900	9,748,581	306,738	10,661,218
	2023	516,000	3,889,989	185,760	4,591,749
David Goldstein, Ph.D. Chief Scientific Officer	2024	466,500	2,593,094	184,868	3,244,462
	2023	380,000	543,359	119,700	1,043,059
Roy Hardiman Chief Business and Strategy Officer	2024	444,300	2,596,832	175,541	3,216,673
	2023	380,000	543,359	119,700	1,043,059

(1)
Amounts reflect the aggregate grant date fair value of option awards granted to our named executive officers, computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”), Topic 718. Such amounts for 2024 also include the incremental fair value of $161,437, $36,473 and $40,211, for Messrs. Babler, Goldstein and Hardiman, respectively, resulting from the modification of certain stock options on March 29, 2024, which reduced the exercise price of certain outstanding stock options held by Messrs. Babler, Goldstein and Hardiman, to $8.84. The incremental fair value was computed in accordance with FASB ASC Topic 718 as the excess of the fair value of the modified awards over the fair value of the original awards immediately before the modification, based on the assumptions used for financial reporting purposes. The assumptions used in calculating the grant date fair value of the option awards reported in this column are set forth in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as amended.

(2)
The amounts disclosed represent annual performance bonuses. For more information, see the description of the annual performance bonuses in the subsection titled “— Narrative to the Summary Compensation Table — Annual Performance Bonus Opportunity” below.

Narrative to the Summary Compensation Table
Historically, our Board has been responsible for overseeing all aspects of our executive compensation programs. In making compensation determinations, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company.
Our Board has historically determined our executive officers’ compensation and has typically reviewed and discussed management’s proposed compensation with our chief executive officer for all executives other than our chief executive officer. Based on those discussions and its discretion, our Board has then approved the compensation of each executive officer.

Annual Base Salary
Base salaries for our executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such named executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.
The 2024 annual base salaries for our named executive officers are set forth in the table below.
Name	2024 Base Salary ($)
Martin Babler(1)	661,000
David Goldstein, Ph.D.(1)	508,600
Roy Hardiman(1)	465,000

(1)
Upon the closing of our IPO on July 1, 2024, Mr. Babler’s base salary increased from $550,800 to $661,000, Dr. Goldstein’s base salary increased from $424,400 to $508,600 and Mr. Hardiman’s base salary increased from $423,600 to $465,000.

2024 Annual Performance Bonus Opportunity
Our executive officers are eligible to earn an annual incentive bonus of up to a percentage of such executive officer’s annual base salary, based on the achievement of pre-established performance objectives determined by the Board.
For 2024, each of Mr. Babler, Dr. Goldstein and Mr. Hardiman was eligible to receive a target bonus equal to 55%, 40% and 40% of their base salary, respectively, based on the achievement of certain corporate goals and the respective executive officer’s contributions toward such goals. In February 2025, the Board determined that the 2024 corporate goals were achieved at 105%. As a result, the Board approved annual performance bonuses for Mr. Babler, Dr. Goldstein and Mr. Hardiman in the amounts of $306,738, $184,868 and $175,541, respectively, as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executive officers. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. To date, we have used stock option grants and restricted stock units for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees. Grants to our executive officers and other employees are made at the discretion of the Board and are not made at any specific time period during a year.
March 2024 Option Repricing
On March 29, 2024, our compensation committee approved a stock option repricing (the “Option Repricing”) in which the exercise price of certain outstanding and unexercised options to purchase shares of our common stock under our 2021 Stock Plan (the “2021 Plan”) was reduced to $8.84 per share, the fair market value per share of our common stock on the date of the Option Repricing. The Option Repricing included options granted pursuant to the 2021 Plan that were held by, among others, members of the Board and our named executive officers. After evaluating several alternatives, our compensation committee determined that the Option Repricing was in the best interests of our company and our stockholders and provided the most effective means of retaining and incentivizing our named executive officers while preserving cash resources and without incurring stock dilution from significant additional equity grants.

2024 Option Awards
During the fiscal year ended December 31, 2024, we granted options to each of our named executive officers, as shown in more detail in the “Outstanding Equity Awards at Fiscal Year End” table below.
Outstanding Equity Awards at Fiscal Year End
The following table presents the outstanding equity awards held by each named executive officer as of December 31, 2024.
		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price Per Share ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Martin Babler	6/27/2024	—	21,390(3)	21,390	16.00	6/26/2034	—	—
	1/27/2022	106,951(4)	—	28,966	8.84	1/26/2032	—	—
	9/15/2021	380,852(5)	—	120,320	3.83	9/14/2031	—	—
	1/27/2022	534,759(6)	—	276,181	8.84	1/26/2032	—	—
	6/22/2023	263,101(7)	—	158,957	8.84	6/22/2033	—	—
	10/9/2023	107,028(8)	—	75,812	8.84	10/8/2033	—	—
	3/29/2024	241,210(9)	—	241,210	8.84	3/28/2034	—	—
	6/6/2024	245,989(10)	—	245,989	13.32	6/5/2034	—	—
	5/6/2024	—	478.288(11)	478,288	10.19	5/5/2034	—	—
David Goldstein, Ph.D.	1/27/2022	171,122(12)	—	88,378	8.84	1/26/2032	—	—
	1/27/2022	42,780(13)	—	11,587	8.84	1/26/2032	—	—
	6/22/2023	11,978(14)	—	9,046	8.84	6/22/2033	—	—
	10/9/2023	30,642(15)	—	21,705	8.84	10/8/2033	—	—
	6/6/2024	53,475(16)	—	53,475	13.32	6/5/2034	—	—
	5/6/2024	—	206,074(11)	206,074	10.19	5/5/2034	—	—
	9/15/2021	—	—	—	—	—	40,107(17)	315,241(19)
Roy Hardiman	1/27/2022	42,780(13)	—	11,587	8.84	1/26/2032	—	—
	1/27/2022	151,871(12)	—	88,378	8.84	1/26/2032	—	—
	6/22/2023	14,973(14)	—	9,047	8.84	6/22/2033	—	—
	10/9/2023	30,642(15)	—	21,705	8.84	10/8/2033	—	—
	6/6/2024	53,475(16)	—	53,475	13.32	6/5/2034	—	—
	5/6/2024	—	206,074(11)	206,074	10.19	5/5/2034	—	—
	9/15/2021	—	—	—	—	—	40,107(18)	315,241(19)

(1)
All of the option awards prior to our IPO were granted under the 2021 Plan or the 2024 POP, and all of the option awards following our IPO were granted under our 2024 Equity Incentive Plan (the “2024 Plan”).

(2)
Except for Mr. Babler’s option award with a grant date of September 15, 2021, the exercise price of each of these options granted prior to March 29, 2024 was repriced to $8.84 per share in March 2024, as described in the subsection titled “— Narrative to the Summary Compensation Table — March 2024 Option Repricing.”

(3)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the June 21, 2024 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date.

(4)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the January 27, 2022 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(5)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the September 15, 2021 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(6)
Stock option award vests over a period of six years with 1/3rd of the shares underlying the option vesting on the second anniversary of the January 27, 2022 vesting commencement date and 1/48th of the remaining shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(7)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the May 22, 2023 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(8)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the October 9, 2023 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(9)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the March 29, 2024 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(10)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the June 6, 2024 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(11)
Stock option award vests on the first date upon which both the performance-based condition (the “Performance Condition”) and the service-based condition (the “Service Condition”) are satisfied with respect to such shares. The Performance Condition shall be satisfied as to: (i) 1/3 of the shares underlying the option if, on a date prior to the date that is four years following the vesting commencement date, the volume-weighted average price per share of common stock on the Nasdaq Stock Market for a period of 30-consecutive trading days (the “Share Price”) equals or exceeds $46.75 (the “$46.75 Shares”); (ii) 1/3 of shares underlying the option, plus the $46.75 Shares to the extent such shares have not yet satisfied the Performance Condition, if, on a date prior to the date that is five years following the vesting commencement date, the Share Price equals or exceeds $70.125 (the “$70.125 Shares”); and (iii) 1/3 of shares underlying the option, plus the $46.75 Shares and $70.125 Shares, to the extent such shares have not yet satisfied the Performance Condition, if, on a date prior to the date that is six years following the vesting commencement date, the Share Price equals or exceeds $93.50 (the “$93.50 Shares”) (each of (i), (ii) and (iii), a “Performance Target”). The Service Condition will be satisfied as to 1/36th of each of the $46.75 Shares, the $70.125 Shares, and the $93.50 Shares on a monthly basis following the vesting commencement date, in each case subject to the optionholder’s continued service through each such date. The option award includes an early exercise feature and is subject to certain post-termination and acceleration benefits as described above in the subsection titled “— Potential Payments and Benefits upon Termination or Change in Control — POP Options.”

(12)
Stock option award vests over a period of six years with 1/3rd of the shares underlying the option vesting on the second anniversary of the January 27, 2022 vesting commencement date and 1/48th of the remaining shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(13)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the January 27, 2022 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(14)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the May 22, 2023 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(15)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the October 9, 2023 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(16)
Stock option award vests over a period of four years with 25% of the shares underlying the option vesting on the first anniversary of the June 6, 2024 vesting commencement date and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The option award includes an early exercise feature.

(17)
Represents restricted stock obtained on October 22, 2021 upon exercise of an early exercise option. Twenty-five percent of the shares subject to the option vested on September 15, 2022, and 1/36th of the remaining shares subject to the award shall vest monthly in equal installments on the 15th of each month, through September 15, 2025, subject to continued service through each vesting date.

(18)
Represents restricted stock obtained on October 20, 2021 upon exercise of an early exercise option. Twenty-five percent of the shares subject to the option vested on September 15, 2022, and 1/36th of the remaining shares subject to the award shall vest monthly in equal installments on the 15th of each month, through September 15, 2025, subject to continued service through each vesting date.

(19)
Amount calculated by multiplying the number of shares shown in the table by $7.86, the closing market price of our common stock on Nasdaq as of December 31, 2024, the last trading day of our fiscal year.

Awards held by our named executive officers may be eligible for accelerated vesting under specified circumstances, as described in more detail below under the subsection titled “— Potential Payments and Benefits upon Termination or Change in Control.”
We may in the future, on an annual basis or otherwise, grant additional equity awards to our executive officers pursuant to our equity plans.
Employment Agreements
Offer Letters
Below are descriptions of our offer letters with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see the subsection titled “— Potential Payments and Benefits upon Termination or Change in Control.” Each of our named executive officers is employed at will.
Mr. Babler.   In September 2021, we and Mr. Babler entered into an offer letter that governs the terms of Mr. Babler’s employment with us. Pursuant to the agreement, Mr. Babler was entitled to an initial annual base salary of $500,000, was eligible to receive an annual performance bonus with an initial target achievement of 40% of his base salary, as determined by our Board, and was granted an option exercisable for 641,711 shares of our Class A common stock (and, following our IPO and the redesignation of our Class A common stock to common stock, our common stock) in September 2021. Mr. Babler’s employment is at will. Mr. Babler is also entitled to certain severance benefits, the terms of which are described below under the subsection titled “— Potential Payments and Benefits upon Termination or Change in Control.”
Dr. Goldstein.   In September 2021, we and Dr. Goldstein entered into an offer letter that governs the terms of Dr. Goldstein’s employment with us. Pursuant to the agreement, Dr. Goldstein was entitled to an initial annual base salary of $360,000, was eligible to receive an annual performance bonus with an initial target achievement of 35% of his base salary, as determined by our Board, and was granted an option exercisable for 213,903 shares of our Class A common stock (and, following our IPO and the redesignation of our Class A common stock to common stock, our common stock) in September 2021. Dr. Goldstein’s employment is at will. Dr. Goldstein is also entitled to certain severance benefits, the terms of which are described below under the subsection titled “— Potential Payments and Benefits upon Termination or Change in Control.”
Mr. Hardiman.   In September 2021, we and Mr. Hardiman entered into an offer letter that governs the terms of Mr. Hardiman’s employment with us. Pursuant to the agreement, Mr. Hardiman was entitled to an initial annual base salary of $360,000, was eligible to receive an annual performance bonus with an initial target achievement of 35% of his base salary, as determined by our Board, and was granted an option exercisable for 213,903 shares of our Class A common stock (and, following our IPO and the redesignation of our Class A common stock to common stock, our common stock) in September 2021. Mr. Hardiman’s employment is at will. Mr. Hardiman is also entitled to certain severance benefits, the terms of which are described below under the subsection titled “— Potential Payments and Benefits upon Termination or Change in Control.”
Potential Payments and Benefits upon Termination or Change in Control
Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive unpaid salary earned during his term of service.
Mr. Babler.   Pursuant to Mr. Babler’s offer letter and our Severance Plan, if (a) his employment is terminated without cause (as defined below) or (b) in the event of his constructive termination (as defined below), then Mr. Babler will be entitled to receive severance in the form of (i) continued payments of his then base salary for 12 months, subject to applicable taxes and withholding, (ii) reimbursement for expenses in continuing medical insurance benefits (excluding life insurance) for Mr. Babler and his dependents for up to 12 months and (iii) acceleration of his then-unvested equity grants as to the number of shares underlying such grants that would have been vested as of the first anniversary of the date of his termination, with such acceleration to be effective immediately prior to Mr. Babler’s termination. These severance benefits are conditioned upon Mr. Babler’s delivery of a general release of claims in favor of the Company. Further, in the event of a change of control (as defined below), other than an excluded change of control (as defined below), 50% of Mr. Babler’s then-unvested option award for 641,711 shares of our Class A common stock granted in September 2021 shall accelerate and become vested as of immediately prior to the closing of such change of control, provided he is still providing services to us at such time. In addition, if, following a change of control, including an excluded change of control, Mr. Babler is subject to a termination without cause or a constructive termination within 12 months following such change of control, then 100% of his then-unvested option award for 641,711 shares of our Class A common stock granted in September 2021 shall accelerate and become fully vested as of the termination date, conditioned upon Mr. Babler’s delivery of a general release of claims in favor of the Company.
Dr. Goldstein.   Pursuant to Dr. Goldstein’s offer letter and our Severance Plan, if (a) his employment is terminated involuntarily without cause (as defined below) or (b) in the event of his constructive termination (as defined below), then Dr. Goldstein will be entitled to receive severance in the form of (i) continued payments of his then base salary for 9 months, subject to applicable taxes and withholding, (ii) reimbursement for expenses in continuing medical insurance benefits (excluding life insurance) for Dr. Goldstein and his dependents for up to 9 months and (iii) acceleration of his then-unvested equity grants as to the number of shares underlying such grants that would have been vested as of the first anniversary of the date of his termination, with such acceleration to be effective immediately prior to Dr. Goldstein’s termination. These severance benefits are conditioned upon Dr. Goldstein’s delivery of a general release of claims in favor of the Company. Further, in the event of a change of control (as defined below), other than an excluded change of control (as defined below), 50% of Dr. Goldstein’s then-unvested option award for 213,903 shares of our Class A common stock granted in September 2021 shall accelerate and become vested as of immediately prior to the closing of such change of control, provided he is still providing services to us at such time. In addition, if, following a change of control, including an excluded change of control, Dr. Goldstein is subject to a termination without cause or a constructive termination within 12 months following such change of control, then 100% of his then-unvested option award for 213,903 shares of our Class A common stock granted in September 2021 shall accelerate and become fully vested as of the termination date, conditioned upon Dr. Goldstein’s delivery of a general release of claims in favor of the Company.
Mr. Hardiman.   Pursuant to Mr. Hardiman’s offer letter and our Severance Plan, if (a) his employment is terminated involuntarily without cause (as defined below) or (b) in the event of his constructive termination (as defined below), then Mr. Hardiman will be entitled to receive severance in the form of (i) continued payments of his then base salary for 9 months, subject to applicable taxes and withholding, (ii) reimbursement for expenses in continuing medical insurance benefits (excluding life insurance) for Mr. Hardiman and his dependents for up to 9 months and (iii) acceleration of his then-unvested equity grants as to the number of shares underlying such grants that would have been vested as of the first anniversary of the date of his termination, with such acceleration to be effective immediately prior to Mr. Hardiman’s termination. These severance benefits are conditioned upon Mr. Hardiman’s delivery of a general release of claims in favor of the Company. Further, in the event of a change of control (as defined below), other than an excluded change of control (as defined below), 50% of Mr. Hardiman’s then-unvested option award for 213,903 shares of our Class A common stock granted in September 2021 shall accelerate and become vested as of immediately prior to the closing of such change of control, provided he is still providing services to us at such time. In addition, if, following a change of control, including an excluded change of control, Mr. Hardiman is subject to a termination without cause or a constructive termination within 12 months following such change of control, then 100% of his then-unvested option award for 213,903 shares of our Class A common stock granted in September 2021 shall accelerate and become fully vested as of the termination date, conditioned upon Mr. Hardiman’s delivery of a general release of claims in favor of the Company.
In addition to the above, upon a change of control (as defined below) 50% of the then-unvested options held by each of Mr. Babler, Dr. Goldstein, and Mr. Hardiman will accelerate, and 100% of the then-unvested and outstanding options will accelerate upon a termination within 12 months following a change of control.
POP Options
Certain benefits apply to the options granted on May 6, 2024, to each of Mr. Babler, Dr. Goldstein and Mr. Hardiman, (the “POP Options”) under our 2024 POP. If the officer voluntarily resigns, the POP Options that have satisfied the service condition at the time of termination will remain outstanding and be eligible to vest for one year post-termination if the performance condition(s) with respect to such options are satisfied during the one year post-termination period. If the officer is terminated without cause or by constructive termination (as defined in the 2024 POP), the POP Options that have satisfied the service condition at the time of termination will remain outstanding and be eligible to vest for two years post-termination if the performance condition(s) with respect to such shares are satisfied during the two years post-termination period.
Upon a change in control (as defined in the 2024 POP), with respect to any portion of the performance condition(s) not yet satisfied, if the value of the property expected to be received by our stockholders as a result of such change in control equals or exceeds the applicable share price performance target, a number of shares subject to the POP Options will satisfy the performance condition with respect to such share price performance target as of immediately prior to the change in control.
Additionally, the service condition will be satisfied with respect to 100% of the POP Options immediately prior to a change in control if the officer (i) remains in continuous service through the change in control or (ii) is terminated without cause or by constructive termination prior to a change in control and the change in control occurs within one year following such termination. If the officer is terminated without cause or by constructive termination outside of a change in control, the service-based vesting condition will be satisfied as to an additional 1/3 of shares subject to each of the share price performance targets (see the subsection titled “— Outstanding Equity Awards at Fiscal Year End”).
For the purposes of Mr. Babler’s, Dr. Goldstein’s and Mr. Hardiman’s severance benefits, other than with respect to the POP Options, the following definitions apply:
•
“cause” means the officer’s separation by us for any of the following reasons: (i) the officer’s willful or gross neglect and material failure to perform his or her duties and responsibilities to us, including but not limited to a failure to cooperate with us in any investigation or formal proceeding; (ii) the officer’s commission of any act of fraud, embezzlement, dishonesty or any other intentional misconduct in connection with the officer’s responsibilities as an employee that is materially injurious to us; (iii) the unauthorized use or disclosure by the officer of any of our proprietary information or trade secrets or any other party to whom the officer owes an obligation of nondisclosure as a result of the officer’s relationship with us; (iv) the officer is convicted of, or enters a no contest plea to, a felony; or (v) the officer’s breach of any of the officer’s material obligations under any policy, written agreement or covenant with us (including the officer’s offer letter). A termination of employment under subparts (i), (iii) and (v) shall not be deemed cause unless the officer has first been given specific written notice of subpart and facts relied upon and thirty days to cure. The determination as to whether the officer is being terminated for cause, and whether the officer has cured any such actions or inactions during any thirty-day cure period with respect to subparts (i), (iii) and (v) and with respect to subpart (v) whether such breach is capable of being cured, shall be made in good faith by our Board.

•
“change of control” means (i) the date any non-affiliated “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities, other than pursuant to a sale by us of our securities in a transaction or series of related transactions the primary purpose of which is to raise capital for us; (ii) the date of the consummation of our merger or consolidation with any other corporation that has been approved by our stockholders, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the date of the consummation of our sale or disposition of all or substantially all of our assets.

•
“constructive termination” means the officer’s separation as the result of resignation for any of the following, except as otherwise agreed in writing by the officer: (i) a material reduction in the officer’s job duties, position and responsibilities, taken as a whole, other than in connection with an excluded change of control; (ii) we require the officer to relocate to a facility or location more than 35 miles from the primary location at which the officer was working for us immediately before the required change of location; (iii) any reduction of the officer’s base salary in effect immediately prior to such reduction (other than as part of an across-the-board, proportional reduction), or (iv) we materially breach the terms of the officer’s offer letter. In the event of the occurrence of a condition listed above, the officer must provide notice to us within 60 days of the occurrence of a condition listed above and allow us 30 days after the officer’s delivery of notice to cure such condition. Additionally, in the event we fail to cure the condition within the cure period provided, the officer must terminate employment with us within 10 days of the end of the cure period.

•
“excluded change of control” means (i) a change of control involving any transaction with Aclaris Therapeutics Inc. or (ii) a change of control with a special purpose acquisition company formed by, or affiliated with, Foresite Capital Management or its affiliated funds within 12 months of the officer’s start date.

Pension Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the year ended December 31, 2024.

Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the year ended December 31, 2024.
Other Compensation and Benefits
All of our current named executive officers are eligible to participate in our employee benefit plans, in each case on the same basis as all of our other employees. These employee benefit plans include medical, dental, vision, disability, employee assistance, life, accidental death and dismemberment insurance plans. We pay the premiums for the medical, dental, vision, life and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including each of our named executive officers, as discussed in the subsection titled “— 401(k) Plan” below.
401(k) Plan
Our named executive officers are eligible to participate in our defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may elect to defer up to 15% of their eligible compensation into the plan on a pretax or after tax basis, up to annual limits prescribed by the Internal Revenue Code of 1986, as amended.
Compensation Recovery Policy
In June 2024, the Board adopted a compensation recovery policy in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable Nasdaq and SEC rules, a copy of which was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants stock options to its employees, including the named executive officers. Historically, the Company has granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board, at the time of each annual meeting of the Company’s stockholders, and on specifically designated dates for any director who elects to receive some or all of their eligible cash compensation in the form of stock options, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Non-Employee Director Compensation — Non-Employee Director Compensation Policy” below. Other than the delegation by the Board to an Equity Award Committee of the approval of the issuance of certain equity-based awards to employees and consultants under the 2024 Plan, which awards are typically granted on a monthly basis on the tenth of each month, the Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Compensation Committee generally does not take MNPI into account when determining the timing of awards and it does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.
Non-Employee Director Compensation
The following table presents the compensation awarded to or earned by or paid to all individuals who served as non-employee directors during the year ended December 31, 2024. The table does not include

Ms. Tetrault, who was appointed as a director on May 23, 2025 in connection with the closing of the merger (the “Merger”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated February 6, 2025, as amended, by and among us, Arrow Merger Sub, Inc. (“Merger Sub”) and ACELYRIN, Inc. (“ACELYRIN”), whereby Merger Sub merged with and into ACELYRIN, with ACELYRIN continuing as a direct wholly owned subsidiary of ours. Ms. Tetrault will be compensated for service on our Board pursuant to the terms of our non-employee director compensation policy, as described under “— Non-Employee Director Compensation Policy” below, except that Ms. Tetrault did not receive an initial option grant on the date of her appointment to our Board. Dr. Colowick and Dr. Tananbaum voluntarily waived all compensation for their service as a director during the year ended December 31, 2024. Mr. Babler, our President and Chief Executive Officer, is also a member of our Board but did not receive any additional compensation for his service as a director. The compensation of Mr. Babler is set forth in the subsection titled “— Summary Compensation Table” above.
Name	Fees Earned or Paid in Cash ($)	Option Awards(2)(3) ($)	Total ($)
Srinivas Akkaraju, Ph.D.	25,549	—	25,549
Julian Baker(1)	—	—	—
Alan B. Colowick, M.D., M.P.H.	—	—	—
Richard Gaster, M.D.(1)	—	—	—
Patrick Machado, J.D.	33,214	499,619	532,833
Sapna Srivastava, Ph.D.	25,549	381,522	407,071
James B. Tananbaum, M.D.	—	—	—
Zhengbin Yao, Ph.D.	24,272	408,074	432,346

(1)
Mr. Baker and Dr. Gaster each resigned from the Board effective June 7, 2024.

(2)
The amounts reported in this column reflect the aggregate grant date fair value of the stock options granted to the non-employee director during 2024, computed in accordance with FASB ASC, Topic 718, and do not reflect dollar amounts actually received by the non-employee director or the economic value that may be received by the non-employee director upon stock option exercise or any sale of the underlying shares of common stock.

(3)
The table below sets forth the aggregate number of shares subject to outstanding stock options, as of December 31, 2024, beneficially owned by each of our non-employee directors for the year ended December 31, 2024.

Name	Number of Shares Underlying Outstanding Options as of December 31, 2024
Srinivas Akkaraju, Ph.D.	—
Julian Baker	—
Alan B. Colowick, M.D., M.P.H.	—
Richard Gaster, M.D.	—
Patrick Machado, J.D.	38,000
Sapna Srivastava, Ph.D.	58,823
James B. Tananbaum, M.D.	—
Zhengbin Yao, Ph.D.	35,294

Non-Employee Director Compensation Policy
Our Board adopted a non-employee director compensation policy effective February 2025 that is applicable to all of our non-employee directors. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board:
•
an annual cash retainer of $40,000 (plus an additional $30,000 for the non-executive chair of our Board);

•
an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Governance Committee, respectively;

•
an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as chair (in lieu of the additional annual cash retainer or services as a member) of the Audit Committee, Compensation Committee and the Governance Committee, respectively;

•
an initial option grant to purchase 52,000 shares of our common stock on the date of each such non-employee director’s appointment to our Board; and

•
an annual option grant to purchase 26,000 shares of our common stock on the date of each of our annual stockholder meetings.

Each of the option grants described above under the non-employee director compensation policy will be granted under our 2024 Plan. Each initial option grant will vest over a three-year period, with 1/36th of the shares vesting in equal monthly installments following the date of grant, such that the option is fully vested on the third anniversary of the date of grant, subject to the director’s continuous service to us through each such vesting date, and will vest upon a Change in Control (as defined in the 2024 Plan), subject to the director’s continuous service to us through such date. Each annual option grant will vest and become exercisable subject to the director’s continuous service to us through the earlier of the first anniversary of the date of grant or the next annual stockholder meeting. The term of each option will be 10 years, subject to earlier termination as provided in the 2024 Plan.
We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Related Party Transactions
The following includes a summary of transactions since January 1, 2023 and any currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under the section titled “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Voting and Support Agreements
Concurrently with the execution of the Merger Agreement on February 6, 2025, certain entities affiliated with Foresite Capital Management, certain entities affiliated with AyurMaya Capital Management Fund, LP, Samsara BioCapital, LP, and Martin Babler, who collectively held approximately 62% of the outstanding capital stock as of such date, entered into voting and support agreements, providing among other things, that such stockholders would vote all of their shares of capital stock in favor of adopting the Merger Agreement and approving the issuance of shares of our common stock to ACELYRIN stockholders in connection with the Merger.
Foresite Labs Services Agreement
In January 2021, we entered into a services agreement with Foresite Labs, LLC (“Foresite Labs”), an entity affiliated with Foresite Capital Management, a holder of more than 5% of our outstanding capital stock, which was amended on August 24, 2021 and further amended on December 22, 2023, and expires in December 2026, unless terminated earlier by the parties, pursuant to which Foresite Labs provides us with data and analytics services and other scientific support. Foresite Labs invoices us for the services quarterly in advance based on a mutually agreed service fee estimate, which is reconciled at the end of each quarter. For the year ended December 31, 2024, we recognized $0.9 million as research and development expenses under the service agreement. Accrued expenses under the service agreement were zero as of December 31, 2024.
Series B-2 and Series B-2A Convertible Preferred Stock Financing
In May 2023 and October 2023, we issued and sold an aggregate of 14,943,510 shares of our Series B-2 redeemable convertible preferred stock at a purchase price of $5.00 per share. We also sold an aggregate of 3,056,490 shares of our Series B-2A redeemable convertible preferred stock at a price of $5.00 per share. The aggregate proceeds for the Series B-2 and Series B-2A redeemable convertible preferred shares were $90,000,000.00.
The following table summarizes the Series B-2 and Series B-2A convertible preferred stock purchased by holders of more than 5% of our capital stock and entities affiliated with our executive officers and members of our board of directors.
Participants(1)	Shares of Series B-2 Redeemable Convertible Preferred Stock (#)	Shares of Series B-2A Redeemable Convertible Preferred Stock (#)	Aggregate Proceeds ($)
AyurMaya Capital Management Fund, LP(2)	4,058,829	1,277,660	26,682,445.00
Entities affiliated with BBA(3)	3,557,659	1,778,830	26,682,445.00
Entities affiliated with Foresite Capital Management(4)	7,273,658	—	36,368,290.00

(1)
Additional details regarding these stockholders and their equity holdings are included in the section titled “Security Ownership of Certain Beneficial Owners and Management.”

(2)
Alan Colowick, M.D., M.P.H., a member of our board of directors, is Managing Director of Matrix Capital Management Company, an affiliate of AyurMaya Capital Management Fund LP, a holder of greater than 5% of our capital stock. Note that AyurMaya Capital Management Fund, LP later converted its Series B-2A redeemable convertible preferred stock into Series B-2 redeemable convertible preferred stock in July 2023. Immediately prior to the closing of our IPO, all shares of our Series B-2 redeemable convertible preferred stock held by AyurMaya Capital Management Fund, LP converted into 1,141,494 shares of our common stock.

(3)
Consists of (i) 3,263,415 shares of our Series B-2 redeemable convertible preferred stock and 1,631,708 shares of our Series B-2A redeemable convertible preferred stock issued to BBA and (ii) 294,244 shares of our Series B-2 redeemable convertible preferred stock and 147,122 shares of our Series B-2A redeemable convertible preferred stock issued to 667, L.P. Julian C. Baker, a former member of our board of directors who resigned from our board of directors in June 2024, is a Managing Partner of BBA, the management company and investment adviser to the BBA Funds. The BBA Funds beneficially own more than 5% of our outstanding capital stock. Immediately prior to the closing of our IPO, all shares of our Series B-2 and Series B-2A redeemable convertible preferred stock held by the BBA Funds converted into 1,141,492 shares of our non-voting common stock.

(4)
Consists of (i) 2,909,464 shares of our Series B-2 redeemable convertible preferred stock issued to Foresite Capital Fund V, L.P., (ii) 1,454,731 shares of our Series B-2 redeemable convertible preferred stock issued to Foresite Capital Opportunity Fund V, L.P., (iii) 1,454,732 shares of our Series B-2 redeemable convertible preferred stock issued to Foresite Labs Fund I, L.P., and (iv) 1,454,731 shares of our Series B-2 redeemable convertible preferred stock issued to Foresite Capital Fund VI, L.P. Entities affiliated with Foresite Capital Management beneficially own more than 5% of our outstanding capital stock. James B. Tananbaum, M.D., a member of our board of directors, is President, Chief Executive Officer and a director of Foresite Capital Management. Immediately prior to the closing of our IPO, all shares of our Series B-2 redeemable convertible preferred stock held by entities affiliated with Foresite Capital Management converted into 1,555,860 shares of our common stock.

Series C and Series C-1 Convertible Preferred Stock Financing
In March and May 2024, we issued and sold an aggregate of 82,529,783 shares of Series C redeemable convertible preferred stock at a purchase price of $3.13826 per share. The aggregate proceeds for the Series C redeemable convertible preferred shares were $258,999,917.04.
The following table summarizes the Series C and Series C-1 convertible preferred stock purchased by holders of more than 5% of our capital stock and entities affiliated with our executive officers and members of the Board.
Participants(1)	Shares of Series C Redeemable Convertible Preferred Stock (#)	Shares of Series C-1 Redeemable Convertible Preferred Stock (#)	Aggregate Proceeds ($)
AyurMaya Capital Management Fund, LP(2)	12,745,916	—	39,999,998.36
Entities affiliated with Baker Brothers Life Sciences, L.P.(3)	8,252,980	—	25,899,997.04
Entities affiliated with Foresite Capital Management(4)	19,118,870	—	59,999,985.00
Samsara BioCapital, LP(5)	7,966,196	—	24,999,994.26
venBio Global Strategic Fund IV, L.P.(6)	9,559,436	—	29,999,995.64

(1)
Additional details regarding these stockholders and their equity holdings are included in the section titled “Security Ownership of Certain Beneficial Owners and Management.”

(2)
Alan Colowick, M.D., M.P.H., a member of the Board, is Managing Director of Matrix Capital Management Company, an affiliate of AyurMaya Capital Management Fund LP, a holder of greater than 5% of our capital stock. Immediately prior to the closing of our IPO, all shares of our Series C redeemable convertible preferred stock held by AyurMaya Capital Management Fund, LP converted into 2,726,398 shares of our common stock.

(3)
Consists of (i) 7,573,328 shares of our Series C redeemable convertible preferred stock issued to Baker Brothers Life Sciences, L.P. (“BBA”) and (ii) 679,652 shares of our Series C redeemable convertible preferred stock issued to 667, L.P (together with BBA, the “BBA Funds”). Immediately prior to the closing of our IPO, all shares of our Series C redeemable convertible preferred stock held by entities affiliated with BBA converted into 1,765,342 shares of our non-voting common stock.

(4)
Consists of (i) 4,779,718 shares of our Series C redeemable convertible preferred stock issued to Foresite Capital Fund V, L.P., (ii) 3,186,478 shares of our Series C redeemable convertible preferred stock issued to Foresite Capital Opportunity Fund V, L.P., (iii) 3,186,478 shares of our Series C redeemable convertible preferred stock issued to Foresite Labs Fund I, L.P., and (iv) 7,966,196 shares of our Series C redeemable convertible preferred stock issued to Foresite Capital Fund VI, L.P. Entities affiliated with Foresite Capital Management beneficially own more than 5% of our outstanding capital stock. James B. Tananbaum, M.D., a member of the Board, is President, Chief Executive Officer and a director of Foresite Capital Management. Immediately prior to the closing of our IPO, all shares of our Series C redeemable convertible preferred stock held by entities affiliated with Foresite Capital Management converted into 4,089,592 shares of our common stock.

(5)
Srinivas Akkaraju, M.D., Ph.D., a member of the Board, is the managing member of Samsara BioCapital, LP. Immediately prior to the closing of our IPO, all shares of our Series C redeemable convertible preferred stock held by Samsara BioCapital, LP converted into 1,703,998 shares of our common stock.

(6)
Richard Gaster, M.D., Ph.D., a former member of the Board who resigned from the Board in June 2024, is a managing partner of venBio Partners LLC. Immediately prior to the closing of our IPO, all shares of our Series C redeemable convertible preferred stock held by venBio Global Strategic Fund IV, L.P. converted into 2,044,798 shares of our common stock.

Concurrent Private Placement
In July 2024, we sold an aggregate of 13,125,000 shares of our common stock at a price to the public of $16.00 per share in our IPO. In connection with our IPO, AyurMaya Capital Management Fund, LP (“AyurMaya”), an existing holder of more than 5% of our capital stock, which is affiliated with one of our directors, agreed to purchase $40.0 million in shares of our common stock at the IPO price per share, in a private placement transaction (the “Concurrent Private Placement”). The sale of shares of our common stock in the Concurrent Private Placement to AyurMaya was not registered under the Securities Act of 1933, as amended, and as such, the shares may not be offered or sold absent registration or an applicable exemption from registration.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement with, among others, holders of more than 5% of our capital stock and entities with which certain of our directors are affiliated. Certain of the holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act, subject to certain exceptions. The investors’ rights agreement also provided for a right of first refusal in favor of certain holders of redeemable convertible preferred stock with regard to certain issuances of our capital stock. The right of first refusal terminated upon the consummation of our IPO.
Employment Agreements and Stock Option Grants to Directors and Executive Officers
We have entered into employment agreements with certain of our named executive officers and granted stock options to our named executive officers and certain of our directors, as more fully described in under the section titled “Executive and Director Compensation.”
Limitations on Liability and Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them. These agreements provide, among other things, that we will indemnify our executive officer or director, under the circumstances and to the extent provided for in the indemnification agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the fullest extent permitted under Delaware law and our amended and restated bylaws.
Related Person Transactions Policy and Procedures
We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board). Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to our Audit Committee for review, consideration and approval or ratification.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts (including the proposed aggregate value), the interests, direct and indirect, of the related persons, the benefits to us of the transaction, the availability of other sources of comparable products or services, an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to or from, as the case maybe, an unrelated third party, and management’s recommendation.
To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In approving or rejecting any proposed related person transaction, our Audit Committee considers all relevant available facts and circumstances, including, but not limited to (a) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, (b) the risks, costs and benefits to us, (c) the extent of the related person’s interest in the transaction, including, without limitation, the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, and (d) the availability of other sources for comparable services or products. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval or ratification. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee approves only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Alumis Inc. stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or us. Direct your written request to Alumis Inc., Attn: Corporate Secretary, 280 East Grand Avenue, South San Francisco, California 94080. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
ADDITIONAL FILINGS
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website, https://investors.alumis.com/financials-filings/sec-filings, “Financials & Filings” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, as amended, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting us by mail at Alumis Inc., Attn: Corporate Secretary, 280 East Grand Avenue, South San Francisco, California 94080.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Martin Babler

Martin Babler
President, Chief Executive Officer
June 16, 2025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V76292-Z90613

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

ALUMIS INC.

	For All	Withhold All	For All Except
1. To elect the two Class I directors named below to hold office until the Company's 2028 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV76292-Z90613! ! !01) Srinivas Akkaraju, M.D., Ph.D.02) Sapna Srivastava, Ph.D.ForAllWithholdAllFor AllExceptFor Against AbstainTo withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.ALUMIS INC.280 EAST GRAND AVENUESOUTH SAN FRANCISCO, CA 94080ALUMIS INC.The Alumis Board of Directors recommends you vote FOR the following proposal:2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for theCompany's fiscal year ending December 31, 2025.Nominees:1. To elect the two Class I directors named belowto hold office until the Company's 2028 annualmeeting of stockholders.The Alumis Board of Directors recommends youvote FOR ALL of the following nominees:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership,please sign in full corporate or partnership name by authorized officer.! ! !SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time on July 29, 2025. Have your proxy cardin hand when you access the web site and follow the instructions to obtain your recordsand to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ALMS2025You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on July 29, 2025. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and our Annual Report on Form 10-K, as amended, are available atwww.proxyvote.com.V76293-Z90613ALUMIS INC.ANNUAL MEETING OF STOCKHOLDERSJULY 30, 2025, 9:00 A.M. (PACIFIC TIME)THIS PROXY IS SOLICITED ON BEHALF OF THE ALUMIS BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Martin Babler and John Schroer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of common stock of Alumis Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholdersto be held at 9:00 a.m. (Pacific Time), on July 30, 2025, at www.virtualshareholdermeeting.com/ALMS2025, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Alumis Board of Directors' recommendations.Continued and to be signed on the reverse side